2013-12-04, 15:54:29, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Neely.R	Issuer:	TransGlobe Ener	Security:	Convertibl TGL.DB

Transaction Number		2373332
Security designation		Convertible Debentures TGL.DB
Opening balance of securities held		0
Date of transaction		2012-05-08
Nature of transaction		00 – Opening Balance – Initial Sedi Report
Number or value or securities		0
acquired
Unit price or exercise price		Currency

Closing balance of securities held	0	Insider’s
		calculated
		balance
Filing date/time	2013-12-04
	15:43:27
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

Insider:	Neely.R	Issuer:	TransGlobe Ener	Security:	Convertibl TGL.DB

Transaction Number	2373346
Security designation	Convertible Debentures TGL.DB
Opening balance of securities or contracts held	0
Date of transaction	2013-12-04
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value or securities or contracts disposed of	25000
Unit price or exercise price	96.2980	Currency	Canadian Dollars
Date of expiry of maturity	2013-12-04
Closing balance of securities held	25000	Insider’s
		calculated
		balance
Filing date/time	2013-12-04
	15:54:25
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities